                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 3 to Registration Statement No. 33-57471 of Continental Cablevision, Inc. and its subsidiaries on Form S-4 of our report dated February 10, 1995, (which contains an explanatory paragraph regarding a change in accounting for income taxes and investments in 1993 and 1994, respectively), appearing in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Joint Proxy Statement-Prospectus.

  Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Continental Cablevision, Inc. and its subsidiaries listed in Item 21. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP

Boston, Massachusetts

August 8, 1995